Exhibit 4.2

FORM OF 2030 SUBORDINATED NOTE

F & M BANK CORP.

6.00% FIXED TO FLOATING RATE SUBORDINATED NOTE DUE JULY 31, 2030

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND.

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO SENIOR INDEBTEDNESS (AS DEFINED IN SECTION 3 (SUBORDINATION) OF THIS SUBORDINATED NOTE) OF F & M BANK CORP., A VIRGINIA CORPORATION (THE “COMPANY”), INCLUDING OBLIGATIONS OF THE COMPANY TO ITS GENERAL AND SECURED CREDITORS AND IS UNSECURED. IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE COMPANY OR ANY OF ITS SUBSIDIARIES.

IN THE EVENT OF LIQUIDATION, ALL HOLDERS OF SENIOR INDEBTEDNESS OF THE COMPANY SHALL BE ENTITLED TO BE PAID IN FULL WITH SUCH INTEREST AS MAY BE PROVIDED BY LAW BEFORE ANY PAYMENT SHALL BE MADE ON ACCOUNT OF PRINCIPAL OF OR INTEREST ON THIS SUBORDINATED NOTE. AFTER PAYMENT IN FULL OF ALL SUMS OWING TO SUCH HOLDERS OF SENIOR INDEBTEDNESS, THE HOLDER OF THIS SUBORDINATED NOTE, TOGETHER WITH THE HOLDERS OF ANY OBLIGATIONS OF THE COMPANY RANKING ON A PARITY WITH THE SUBORDINATED NOTES, SHALL BE ENTITLED TO BE PAID FROM THE REMAINING ASSETS OF THE COMPANY THE UNPAID PRINCIPAL AMOUNT OF THIS SUBORDINATED NOTE PLUS ACCRUED AND UNPAID INTEREST THEREON BEFORE ANY PAYMENT OR OTHER DISTRIBUTION, WHETHER IN CASH, PROPERTY OR OTHERWISE, SHALL BE MADE (I) WITH RESPECT TO ANY OBLIGATION THAT BY ITS TERMS EXPRESSLY IS JUNIOR IN THE RIGHT OF PAYMENT TO THE SUBORDINATED NOTES, (II) WITH RESPECT TO ANY INDEBTEDNESS BETWEEN THE COMPANY AND ANY OF ITS SUBSIDIARIES OR AFFILIATES OR (III) ON ACCOUNT OF ANY SHARES OF CAPITAL STOCK OF THE COMPANY.

THIS SUBORDINATED NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND MULTIPLES OF $100,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SUBORDINATED NOTE IN A DENOMINATION OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SUBORDINATED NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS SUBORDINATED NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SUBORDINATED NOTE.
THIS SUBORDINATED NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SUBORDINATED NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

CERTAIN ERISA CONSIDERATIONS:
THE HOLDER OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER: (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH PLAN OR OTHER PLAN TO FINANCE SUCH PURCHASE OR (II) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN.

No. [ ]  CUSIP: 30237P AB2

F & M BANK CORP.
6.00% FIXED TO FLOATING RATE SUBORDINATED NOTE DUE JULY 31, 2030
1. Subordinated Notes. This subordinated note is one of an issue of notes of F & M Bank Corp., a Virginia corporation (the “Company”), designated as the “6.00% Fixed to Floating Rate Subordinated Notes due July 31, 2030” (the “Subordinated Notes”) issued pursuant to that Subordinated Note Purchase Agreement, dated as of the date upon which this Subordinated Note was originally issued (the “Issue Date”), between the Company and the one or more purchasers of the Subordinated Notes identified in the signature pages thereto (the “Purchase Agreement”).

2. Payment. The Company, for value received, promises to pay to [ ], or its registered assigns, the principal sum of [ ] (U.S.) ($[ ]), plus accrued but unpaid interest on July 31, 2030 (the “Maturity Date”) and to pay interest thereon (i) from and including the original issue date of the Subordinated Notes to but excluding July 31, 2025 or the earlier redemption date contemplated by Section 4 (Redemption) of this Subordinated Note (the “Fixed Rate Period”), at the rate of 6.00% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on January 31 and July 31 of each year (each payment date, a “Fixed Interest Payment Date”), beginning January 31, 2021, and (ii) from and including July 31, 2025 to but excluding the Maturity Date or earlier redemption date contemplated by Section 4 (Redemption) of this Subordinated Note (the “Floating Rate Period”), at the rate per annum, reset quarterly, equal to the Floating Interest Rate (as defined below) determined on the Floating Interest Determination Date (as defined below) of the applicable interest period plus 593 basis points, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears (each quarterly period, a “Floating Interest Period”) on January 31, April 30, July 31 and October 31 of each year (each payment date, a “Floating Interest Payment Date”), beginning October 31, 2025. Dollar amounts resulting from this calculation shall be rounded to the nearest cent, with one-half cent being rounded up. The term “Floating Interest Determination Date” means the date upon which the Floating Interest Rate is determined by the Calculation Agent (as defined below) pursuant to the Three-Month Term SOFR Conventions (as defined below).

(a) An “Interest Payment Date” is either a Fixed Interest Payment Date or a Floating Interest Payment Date, as applicable.

(b) The “Floating Interest Rate” means:

(i) initially Three-Month Term SOFR (as defined below).

(ii) Notwithstanding the foregoing clause (i) of this Section 2(b):

(1) If the Calculation Agent, reasonably determines in good faith prior to the relevant Floating Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (each of such terms as defined below) have occurred with respect to Three-Month Term SOFR, then the Company shall promptly provide notice of such determination to the Noteholders and Section 2(c) (Effect of Benchmark Transition Event) will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the Floating Interest Rate payable on the Subordinated Notes during a relevant Floating Interest Period.

(2) However, if the Calculation Agent reasonably determines in good faith that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, but for any reason the Benchmark Replacement has not been determined as of the relevant Floating Interest Determination Date, the Floating Interest Rate for the applicable Floating Interest Period will be equal to the Floating Interest Rate on the last Floating Interest Determination Date for the Subordinated Notes, as determined by the Calculation Agent.

(iii) If the then-current Benchmark (as defined below) is Three-Month Term SOFR and any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Company, then the relevant Three-Month Term SOFR Conventions will apply.

(c) Effect of Benchmark Transition Event.

(i) If the Calculation Agent reasonably determines in good faith that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined below) in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Subordinated Notes during the relevant Floating Interest Period in respect of such determination on such date and all determinations on all subsequent dates.

(ii) In connection with the implementation of a Benchmark Replacement, the Company will have the right to make Benchmark Replacement Conforming Changes from time to time, and such changes shall become effective without consent from the relevant Noteholders (as defined below) or any other party.

(iii) Any determination, decision or election that may be made by the Company or by the Calculation Agent pursuant to the benchmark transition provisions set forth herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection:

(1) will be conclusive and binding absent manifest error;

(2) if made by the Company, will be made in the Company’s sole discretion;

(3) if made by the Calculation Agent, will be made after consultation with the Company, and the Calculation Agent will not make any such determination, decision or election to which the Company reasonably objects; and

(4) notwithstanding anything to the contrary in this Subordinated Note or the Purchase Agreement, shall become effective without consent from the relevant Noteholders (as defined below) or any other party.

(iv) For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, interest payable on this Subordinated Note for the Floating Rate Period will be an annual rate equal to the sum of the applicable Benchmark Replacement and the spread specified on the face hereof.

(v) As used in this Subordinated Note, the following terms have the meanings as set forth below:

(1) “Benchmark” means, initially, Three-Month Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

(2) “Benchmark Replacement” means the Interpolated Benchmark (as defined below) with respect to the then-current Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date:

a. The sum of (i) Compounded SOFR and (ii) the Benchmark Replacement Adjustment (as defined below);

b. the sum of: (i) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (ii) the Benchmark Replacement Adjustment;

c. the sum of: (i) the ISDA Fallback Rate and (ii) the Benchmark Replacement Adjustment;

d. the sum of: (i) the alternate rate of interest that has been selected by the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (ii) the Benchmark Replacement Adjustment.

(3) “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date:

a. the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

b. if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

c. the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

(4) “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Floating Interest Period,” timing and frequency of determining rates with respect to each Floating Interest Period and making payments of interest, rounding of amounts or tenors and other administrative matters) that the Company reasonably decides in good faith may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company reasonably decides in good faith that adoption of any portion of such market practice is not administratively feasible or if the Company reasonably determines in good faith that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company determines in good faith is reasonably necessary).

(5) “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

a. in the case of clause (a) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

b. in the case of clause (b) or (c) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

c. in the case of clause (d) of the definition of “Benchmark Transition Event,” the date of such public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for purposes of such determination.
(6) “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

a. if the Benchmark is Three-Month Term SOFR, (i) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (ii) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (iii) the Company reasonably determines in good faith that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

b. a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

c. a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

d. a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

(7) “Calculation Agent” means such bank or other entity (which may be the Company or an affiliate of the Company) as may be appointed by the Company to act as Calculation Agent for the Subordinated Notes during the Floating Rate Period.

(8) “Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company or its designee in accordance with:

a. the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

b. if, and to the extent that, the Company or its designee reasonably determines in good faith that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company or its designee giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR will exclude the Benchmark Replacement Adjustment.
(9) “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current Benchmark.

(10) “FRBNY” means the Federal Reserve Bank of New York.

(11) “FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source.

(12) “Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

(13) “ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

(14) “ISDA Definitions” means the 2006 ISDA Definitions published by the ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

(15) “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

(16) “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

(17) “Reference Time” with respect to any determination of a Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

(18) “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

(19) “SOFR” means the daily Secured Overnight Financing Rate provided by the FRBNY, as the administrator of the benchmark (or a successor administrator), on the FRBNY’s Website.

(20) “Term SOFR” means the forward-looking term rate for the Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(21) “Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

(22) “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Interest Period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions; provided, however, that in the event Three-Month Term SOFR calculated as described in the foregoing clause is less than zero, Three-Month Term SOFR shall be deemed to be zero.

(23) “Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Floating Interest Period”, timing and frequency of determining Three-Month Term SOFR with respect to each Floating Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company reasonably decides in good faith may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Company reasonably decides in good faith that adoption of any portion of such market practice is not administratively feasible or if the Company reasonably determines in good faith that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Company determines in good faith is reasonably necessary).

(24) “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(d) In the event that any Fixed Interest Payment Date during the Fixed Rate Period falls on a day that is not a Business Day (as defined below), the interest payment due on that date shall be postponed to the next day that is a Business Day and no additional interest shall accrue as a result of that postponement. In the event that any Floating Interest Payment Date during the Floating Rate Period falls on a day that is not a Business Day (as defined below), the interest payment due on that date shall be postponed to the next day that is a Business Day and interest shall accrue to but excluding the date interest is paid. However, if the postponement would cause the day to fall in the next calendar month during the Floating Interest Period, the Floating Interest Payment Date shall instead be brought forward to the immediately preceding Business Day. The term “Business Day” means any day other than a Saturday or Sunday or any other day on which banking institutions in the Commonwealth of Virginia are generally authorized or required by law or executive order to be closed.

3. Subordination.

(a) The indebtedness of the Company evidenced by this Subordinated Note, including the principal and interest on this Subordinated Note, shall be subordinate and junior in right of payment to the prior payment in full of all existing claims of creditors of the Company whether now outstanding or subsequently created, assumed, guaranteed or incurred (collectively, “Senior Indebtedness”), which shall consist of principal of (and premium, if any) and interest, if any, on: (i) all indebtedness and obligations of, or guaranteed or assumed by, the Company for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other similar instruments; (ii) any deferred obligations of the Company for the payment of the purchase price of property or assets acquired other than in the ordinary course of business; (iii) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar direct credit substitutes; (iv) any capital lease obligations of the Company; (v) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements or derivative products; (vi) all obligations that are similar to those in clauses (i) through (v) of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise arising from an off-balance sheet guarantee; (vii) all obligations of the types referred to in clauses (i) through (vi) of other Persons secured by a lien on any property or asset of the Company; and (viii) in the case of (i) through (vii) above, all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations; except “Senior Indebtedness” does not include (A) the Subordinated Notes, (B) any obligation that by its terms expressly is junior to, or ranks equally in right of payment with, the Subordinated Notes, or (C) any indebtedness between the Company and any of its subsidiaries or Affiliates. This Subordinated Note is not secured by any assets of the Company or any of its subsidiaries or Affiliates. The term “Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates. The term “Person” as used in this Subordinated Note means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity or organization. The term “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

(a) In the event of any liquidation of the Company, holders of Senior Indebtedness of the Company shall be entitled to be paid in full with such interest as may be provided by law before any payment shall be made on account of principal of or interest on this Subordinated Note. Additionally, in the event of any insolvency, dissolution, assignment for the benefit of creditors or any liquidation or winding up of or relating to the Company, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Subordinated Note. In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the registered holders of the Subordinated Notes from time to time (each a “Noteholder” and, collectively, the “Noteholders”), together with the holders of any obligations of the Company ranking on parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of the Company the unpaid principal thereof, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made (i) with respect to any obligation that by its terms expressly is junior to in the right of payment to the Subordinated Notes, (ii) with respect to any indebtedness between the Company and any of its subsidiaries or Affiliates or (iii) on account of any capital stock.

(b) If there shall have occurred and be continuing (i) a default in any payment with respect to any Senior Indebtedness or (ii) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by the Company with respect to the Subordinated Notes. The provisions of this paragraph shall not apply to any payment with respect to which the immediately preceding paragraph of this Section 3 (Subordination) would be applicable.

(c) Nothing herein shall act to prohibit, limit or impede the Company from issuing additional debt of the Company having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes. Each Noteholder, by its acceptance hereof, agrees to and shall be bound by the provisions of this Section 3. Each Noteholder, by its acceptance hereof, further acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Subordinated Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold or in continuing to hold such Senior Indebtedness.

4.
Redemption.

(a) Redemption Prior to Fifth Anniversary. This Subordinated Note shall not be redeemable by the Company in whole or in part prior to July 31, 2025, except in the event of a: (i) Tier 2 Capital Event (as defined below); (ii) Tax Event (as defined below); or (iii) Investment Company Event (as defined below). Upon the occurrence of a Tier 2 Capital Event, a Tax Event or an Investment Company Event, the Company may redeem this Subordinated Note, subject to Section 4(f) (Regulatory Approvals) hereof, in whole or in part at any time, upon giving not less than 10 Business Days’ notice to the holder of this Subordinated Note at an amount equal to 100% of the outstanding principal amount being redeemed plus accrued but unpaid interest, to but excluding the redemption date. “Tier 2 Capital Event” means the receipt by the Company of an opinion of counsel to the Company to the effect that there is, or within one hundred twenty (120) days after receipt of such opinion there will be, a material risk that this Subordinated Note does not qualify as “Tier 2” Capital (as defined by the Federal Reserve) (or its then equivalent) as a result of a change in law or regulation, or interpretation or application thereof, by any judicial, legislative or regulatory authority that becomes effective after the Issue Date. “Tax Event” means the receipt by the Company of an opinion of counsel to the Company that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there exists a material risk that interest payable by the Company on the Subordinated Notes is not, or within one hundred twenty (120) days after the receipt of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes. “Investment Company Event” means the receipt by the Company of an opinion of counsel to the Company to the effect that there is a material risk that the Company is or, within one hundred twenty (120) days after the receipt of such opinion will be, required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

(b) Redemption on or after Fifth Anniversary. On or after July 31, 2025, subject to the provisions of Section 4(f) (Regulatory Approvals) hereof, this Subordinated Note shall be redeemable at the option of and by the Company, in whole or in part from time to time upon any Interest Payment Date, at an amount equal to 100% of the outstanding principal amount being redeemed plus accrued but unpaid interest, to but excluding the redemption date, but in all cases in a principal amount with integral multiples of $1,000. In addition, the Company may redeem all or a portion of the Subordinated Notes, at any time upon the occurrence of a Tier 2 Capital Event, Tax Event or an Investment Company Event. The redemption referenced in this Section 4(b) (Redemption on or after Fifth Anniversary) shall be subject to the receipt of any required regulatory approval.

(c) Partial Redemption. If less than the then-outstanding principal amount of this Subordinated Note is redeemed, (i) a new Subordinated Note shall be issued representing the unredeemed portion without charge to the holder thereof and (ii) such redemption shall be effected on a pro rata basis as to the Noteholders. For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Subordinated Note held by every Noteholder shall be redeemed and, to the extent applicable and for purposes of a redemption processed through The Depository Trust Company, such redemption shall be made on a “Pro Rata Pass-Through Distribution of Principal” basis, among all of the Subordinated Notes outstanding at the time thereof.

(d) No Redemption at Option of Noteholder. This Subordinated Note is not subject to redemption at the option of the holder of this Subordinated Note.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and notwithstanding that this Subordinated Note has been called for redemption but has not yet been surrendered for cancellation, on and after the date fixed for redemption interest shall cease to accrue on the portion of this Subordinated Note called for redemption, this Subordinated Note shall no longer be deemed outstanding with respect to the portion called for redemption and all rights with respect to the portion of this Subordinated Note called for redemption shall forthwith on such date fixed for redemption cease and terminate unless the Company shall default in the payment of the redemption price, except only the right of the holder hereof to receive the amount payable on such redemption, without interest.

(f) Regulatory Approvals. Any such redemption shall be subject to receipt of any and all required federal and state regulatory approvals or non-objections, including, but not limited to, the consent of the Federal Reserve. In the case of any redemption of this Subordinated Note pursuant to paragraphs (b) or (c) of this Section 4, the Company will give the holder hereof notice of redemption, which notice shall indicate the aggregate principal amount of Subordinated Notes to be redeemed, not less than thirty (30) nor more than forty-five (45) calendar days prior to the redemption date.

(g) Purchase and Resale of the Subordinated Notes. Subject to any required federal and state regulatory approvals and the provisions of this Subordinated Note, the Company shall have the right to purchase any of the Subordinated Notes at any time in the open market, private transactions or otherwise. If the Company purchases any Subordinated Notes, it may, in its discretion, hold, resell or cancel any of the purchased Subordinated Notes.

5. Events of Default; Acceleration; Compliance Certificate.

Notwithstanding any cure periods provided for below, the Company shall promptly (but in no event later than five (5) Business Days following the Company becoming aware of the occurrence of such event) notify the Noteholders in writing when the Company becomes aware of the happening of any event described below. Regardless of whether the Company has provided the forgoing notice, each of the following events shall constitute an “Event of Default”:
(a) the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of sixty (60) consecutive calendar days;

(b) the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;

(c) the Company (i) becomes insolvent or is unable to pay its debts as they mature, (ii) makes an assignment for the benefit of creditors, (iii) admits in writing its inability to pay its debts as they mature or (iv) ceases to be a bank holding company under the Bank Holding Company Act of 1956, as amended;

(d) the failure of the Company to pay any installment of interest on any of the Subordinated Notes as and when the same will become due and payable, and the continuation of such failure for a period of fifteen (15) calendar days;

(e) the failure of the Company to pay all or any part of the principal of any of the Subordinated Notes as and when the same will become due and payable;

(f) the liquidation of the Company (for the avoidance of doubt, “liquidation” does not include any merger, consolidation, sale of equity or assets or reorganization (exclusive of a reorganization in bankruptcy) of the Company or any of its subsidiaries);

(g) the failure of the Company to perform any other covenant or agreement on the part of the Company contained in this Subordinated Note, and the continuation of such failure for a period of thirty (30) days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, will have been given, in the manner set forth in Section 21 (Notices), to the Company by a Noteholder;

(h) the default by the Company under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least $1,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled; or

(i) any certification made to any Noteholder pursuant to the Purchase Agreement by the Company or otherwise made in writing to any Noteholder in connection with or as contemplated by the Purchase Agreement or this Subordinated Note by the Company shall be materially incorrect or false as of the delivery date of such certification, or any representation to any Noteholder by the Company as to the financial condition or credit standing of the Company is or proves to be materially false or misleading.

Unless the principal amount of this Subordinated Note already shall have become due and payable, if an Event of Default set forth in subsections (a), (b) or (f) of this Section 5 shall have occurred and be continuing, then the principal amount of this Subordinated Note, and accrued and unpaid interest, if any, on the Subordinated Note will become and be immediately due and payable without any declaration or other act on the part of the Noteholder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. Notwithstanding the foregoing, because the Company treats the Subordinated Notes as Tier 2 Capital, upon the occurrence of an Event of Default other than an Event of Default described in subsections (a), (b) or (f) of this Section 5, no Noteholder may accelerate the Maturity Date of the Subordinated Notes and make the principal of, and any accrued and unpaid interest on, the Subordinated Notes, immediately due and payable. The Company, within forty-five (45) calendar days after the receipt of written notice from any Noteholder of the occurrence of an Event of Default with respect to this Subordinated Note, shall mail to all Noteholders, at their addresses shown on the Security Register (as defined in Section 13 (Registration of Transfer, Security Register) below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Company in writing.

6. Failure to Make Payments. In the event of an Event of Default under Section 5(d) or Section 5(e) above, the Company will, upon demand of the Noteholder, pay to the Noteholder the amount then due and payable on this Subordinated Note for principal and interest (without acceleration of the Subordinated Note in any manner), with interest on the overdue principal and interest at the per annum rate borne by this Subordinated Note, to the extent permitted by applicable law. If the Company fails to pay such amount upon such demand, the Noteholder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Company.

Upon the occurrence of a failure by the Company to make any required payment of principal or interest on this Subordinated Note or an Event of Default, until such failure or Event of Default is cured by the Company or waived by the Noteholders in accordance with Section 17 (Waiver and Consent) hereof, except as may be required by any federal or state bank regulatory agency, the Company shall not: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock; (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any indebtedness of the Company that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than: (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s common stock; (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (iv) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of the Company’s common stock related to the issuance of common stock or rights under any benefit plans for the Company’s directors, officers or employees or any of the Company’s dividend reinvestment plans (including, without limitation, any repurchases or acquisitions in connection with the forfeiture of any stock award, cashless or net exercise of any option, or acceptance of common stock in lieu of an award recipient’s tax obligations under any equity award) (the foregoing clauses (i) through (v) are collectively referred to as the “Permitted Dividends”). The limitations imposed by the provisions of this Section 6 shall apply whether or not the Noteholder has notified the Company of the occurrence of a failure by the Company to make any required payment of principal or interest on this Subordinated Note or an Event of Default.

7. Affirmative Covenants of the Company; Compliance Certificate.

(a) Notice of Certain Events. To the extent permitted by applicable statute, rule or regulation, the Company shall provide written notice to the Noteholder, at its addresses shown on the Security Register (as defined in Section 13 (Registration of Transfer, Security Register) below), of the occurrence of any of the following events as soon as practicable, but in no event later than fifteen (15) Business Days following the Company becoming aware of the occurrence of such event:

(i) The total risk-based capital ratio, Tier 1 risk-based capital ratio, common equity Tier 1 risk-based capital ratio or leverage ratio of Farmers & Merchants Bank, Timberville, Virginia, the Company’s subsidiary bank (the “Bank”), becomes less than ten percent (10.0%), eight percent (8.0%), six and one-half percent (6.50%) or five percent (5.0%), respectively, as of the end of any calendar quarter (provided, that, to the extent the Bank has opted into the community bank leverage ratio framework, no notice need be given until the Bank ceases to be a qualifying community banking organization, as defined under 12 CFR § 3.12);

(ii) The Company, or any of the Company’s subsidiaries, or any officer of the Company (in such capacity), becomes subject to any formal, written regulatory enforcement action (as defined by the applicable state or federal bank regulatory authority);

(iii) The ratio of non-performing assets to total assets of Bank, as calculated by the Company in the ordinary course of business and consistent with past practices, becomes greater than five percent (5.0%), as of the end of any calendar quarter;

(iv) There is a known change in ownership of twenty-five percent (25%) or more of the outstanding securities of the Company entitled to vote for the election of directors; or

(v) The Company undertakes the issuance of any additional Indebtedness (as such term is defined in the Purchase Agreement).

(b) Payment of Principal and Interest. The Company covenants and agrees for the benefit of the Noteholder that it will duly and punctually pay the principal of, and interest on, this Subordinated Note, in accordance with the terms hereof.

(c) Maintenance of Office. The Company will maintain an office or agency in the City of Timberville, Virginia, where Subordinated Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Subordinated Notes may be served.

The Company may also from time to time designate one or more other offices or agencies where the Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Commonwealth of Virginia. The Company will give prompt written notice to the Noteholders of any such designation or rescission and of any change in the location of any such other office or agency.
(d) Corporate Existence. Except as contemplated by Section 8(b), the Company will do or cause to be done all things necessary to preserve and keep in full force and effect: (i) the corporate existence of the Company; (ii) the existence (corporate or other) of each subsidiary of the Company and the Bank; and (iii) the rights (constituent governing documents and statutory), licenses and franchises of the Company and each subsidiary of the Company and the Bank; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any of its subsidiaries (other than the Bank) or any such right, license or franchise of the Company or any of its subsidiaries (other than the Bank) if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to the Noteholders.

(e) Maintenance of Properties. The Company will, and will cause each subsidiary of the Company or the Bank to, cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order, ordinary wear and tear excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7(e) will prevent the Company or any subsidiary from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the reasonable judgment of the Board of Directors of the Company or of any subsidiary, as the case may be, desirable in the conduct of its business and that the discontinuance thereof will not be disadvantageous in any material respect to the Noteholders.

(f) Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 7(c) (Maintenance of Office), Section 7(d) (Corporate Existence), or Section 7(e) (Maintenance of Properties) above, with respect to this Subordinated Note if before the time for such compliance the Noteholders of at least a majority in aggregate principal amount of the outstanding Subordinated Notes, by act of such Noteholders, either will waive such compliance in such instance or generally will have waived compliance with such term, provision or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver will become effective, the obligations of the Company in respect of any such term, provision or condition will remain in full force and effect.

(g) Tier 2 Capital. If all or any portion of the Subordinated Notes ceases to qualify for inclusion as Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, the Company will immediately notify the Noteholders and thereafter the Company and the Noteholders will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Section 7(g) (Tier 2 Capital) shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event pursuant to Section 4(a) (Redemption Prior to Fifth Anniversary) or Section 4(b) (Redemption on or after Fifth Anniversary).

(h) Compliance with Laws. The Company and each subsidiary of the Company and the Bank shall comply with the requirements of all laws, regulations, orders and decrees applicable to it or its properties, except for such noncompliance that would not reasonably be expected to have a Material Adverse Effect (as such term is defined in the Purchase Agreement).

(i) Taxes and Assessments. The Company shall punctually pay and discharge all material taxes, assessments, and other governmental charges or levies imposed upon it or upon its income or upon any of its properties; provided, that no such taxes, assessments or other governmental charges need be paid if they are being contested in good faith by the Company.

(j) Financial Statements; Access to Records.

(i) Not later than forty-five (45) days following the end of each of the quarterly periods ended March 31, June 30 and September 30 for which the Company has not timely filed a Quarterly Report on Form 10-Q with the SEC, upon request, the Company shall provide the Noteholder with a copy of the Company’s unaudited consolidated balance sheet and statement of income (loss) for and as of the end of such immediately preceding fiscal quarter, prepared in accordance with past practice. Quarterly financial statements, if required herein, shall be unaudited and need not comply with GAAP.

(ii) Not later than one hundred twenty (120) days from the end of each fiscal year for which the Company has not filed an Annual Report on Form 10-K with the SEC, upon request the Company shall provide the Noteholder with copies of the Company’s audited financial statements consisting of the consolidated balance sheet of the Company as of the fiscal year end and the related statements of income (loss) and retained earnings, stockholders’ equity and cash flows for the fiscal year then ended. Such financial statements shall be prepared in accordance with GAAP applied on a consistent basis throughout the period involved.

(k)  Company Statement as to Compliance. The Company will deliver to Noteholder, within one hundred twenty (120) days after the end of each fiscal year, an Officer’s Certificate covering the preceding calendar year, stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Subordinated Note (without regard to notice requirements or periods of grace) and if the Company will be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge; and any event or events have occurred that in the reasonable judgment of the management of the Company would have a Material Adverse Effect.

8. Negative Covenants of the Company.

(a) Limitation on Dividends. The Company shall not declare or pay any dividend or make any distribution on capital stock or other equity securities of any kind of the Company if the Company is not “well capitalized” (as that term is defined in 12 C.F.R. Part 225.2(r)) immediately prior to the declaration of such dividend or distribution, except for Permitted Dividends.

(a) Merger, Share Exchange or Sale of Assets. The Company shall not merge into another entity, consummate a share exchange or convey, transfer or lease substantially all of its properties and assets to any Person, unless:

(i) the continuing entity into which the Company is merged, the acquiring entity in connection with a share exchange or the Person which acquires by conveyance or transfer or which leases substantially all of the properties and assets of the Company shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Company to be performed or observed; provided, however, that no express assumption shall be required by any successor by merger to the Company to the extent such legal successor assumes the Company’s obligations hereunder by operation of law; and

(ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

(a) Continuance of Business. Other than in connection with a transaction which complies with Section 8(b), the Company shall not take any action, omit to take any action or enter into any other transaction that would have the effect of: (i) the Company ceasing to be a bank holding company under the Bank Holding Company Act of 1956, as amended (provided, however, for the avoidance of doubt, nothing herein is intended to prohibit the Company from electing to be a financial holding company or, following such an election, exiting financial holding company status), (ii) the liquidation or dissolution of the Company or the Bank, (iii) the Bank ceasing to be an “insured depository institution” under Section 3(c)(2) of the Federal Deposit Insurance Act, as amended, or (iv) the Company owning less than one hundred percent (100%) of the capital stock of the Bank.

9. Denominations. The Subordinated Notes are issuable only in registered form without interest coupons in minimum denominations of $100,000 and integral multiples of $100,000 in excess thereof.

10. Charges and Transfer Taxes. No service charge will be made for any registration of transfer or exchange of this Subordinated Note, or any redemption or repayment of this Subordinated Note, or any conversion or exchange of this Subordinated Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Subordinated Note from the Noteholder requesting such transfer or exchange.

11. Payment Procedures. Payment of the principal and interest payable on the Maturity Date will be made by check, by wire transfer or by Automated Clearing House (ACH) transfer in immediately available funds to a bank account in the United States designated by the registered Noteholder if such Noteholder shall have previously provided wire or ACH instructions to the Company, upon presentation and surrender of this Subordinated Note at the Payment Office (as defined in Section 21 (Notices) below) or at such other place or places as the Company shall designate by notice to the registered Noteholders as the Payment Office, provided that this Subordinated Note is presented to the Company in time for the Company to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date) shall be made on each Interest Payment Date by wire transfer in immediately available funds or check mailed to the registered Noteholder, as such Person’s address appears on the Security Register (as defined in Section 13 below). Interest payable on any Interest Payment Date shall be payable to the Noteholder in whose name this Subordinated Note is registered at the close of business on the fifteenth (15th) calendar day prior to the applicable Interest Payment Date, without regard to whether such date is a Business Day, except that interest not paid on the Interest Payment Date, if any, will be paid to the holder in whose name this Subordinated Note is registered at the close of business on a special record date fixed by the Company (a “Special Record Date”), notice of which shall be given to the Noteholder not less than ten (10) calendar days prior to such Special Record Date. To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Subordinated Note, on any amount of principal or interest on this Subordinated Note not paid when due. All payments on this Subordinated Note shall be applied first against costs and expenses of the Noteholder, if any, for which the Company is liable under this Subordinated Note; then against interest due hereunder; and then against principal due hereunder. The Noteholder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Subordinated Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Subordinated Notes. In the event that the Noteholder receives payments in excess of the Noteholder’s pro rata share of the Company’s payments to the holders of all of the Subordinated Notes, then the Noteholder shall hold in trust all such excess payments for the benefit of the other Noteholders and shall pay such amounts held in trust to such other holders upon demand by such holders.

12. Form of Payment. Payments of principal and interest on this Subordinated Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

13. Registration of Transfer, Security Register. Except as otherwise provided herein, or in the Purchase Agreement between Noteholder and the Company, and subject to limitations on transfer under applicable state and federal securities laws, this Subordinated Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the Noteholder in person, or by its attorney duly authorized in writing, at the Payment Office or the offices of the Registrar. The Company or its agent (the “Registrar”) shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”). Upon surrender or presentation of this Subordinated Note for exchange or registration of transfer, the Company or the Registrar shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes of like aggregate principal amount, each in a minimum denomination of $100,000 or any amount in excess thereof which is an integral multiple of $100,000 (and, in the absence of an opinion of counsel satisfactory to the Company to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by the Noteholder. Any Subordinated Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by the Noteholder or its attorney duly authorized in writing, with such tax identification number (including, without limitation, an appropriate and properly executed Internal Revenue Service Form W-9 or appropriate type of Form W-8) or other information for each Person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as the Company may reasonably request to comply with applicable law. No exchange or registration of transfer of this Subordinated Note shall be made on or after (i) the fifteenth (15th) day immediately preceding the Maturity Date or (ii) the due delivery of notice of redemption.

14. Successors and Assigns. This Subordinated Note shall be binding upon the Company and inure to the benefit of the Noteholder and its respective successors and permitted assigns. The Noteholder may assign all, or any part of, or any interest in, the Noteholder’s rights and benefits hereunder only to the extent and in the manner permitted by the terms of this Subordinated Note, the Purchase Agreement, and under applicable securities laws and regulations. To the extent of any such assignment, such assignee shall have the same rights and benefits against the Company and shall agree to be bound by and to comply with the terms and conditions of the Purchase Agreement as it would have had if it were the Noteholder hereunder.

15. Priority. The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of the Company, with all other present or future unsecured subordinated debt obligations of the Company (including, without limitation, the Company’s 5.75% Fixed Rate Subordinated Notes due July 31, 2027), except any unsecured subordinated debt that, pursuant to its express terms, is senior or subordinate in right of payment to the Subordinated Notes.

16. Ownership. Prior to due presentment of this Subordinated Note for registration of transfer, the Company may treat the holder in whose name this Subordinated Note is registered in the Security Register as the absolute owner of this Subordinated Note for receiving payments of principal and interest on this Subordinated Note and for all other purposes whatsoever, whether or not this Subordinated Note be overdue, and the Company shall not be affected by any notice to the contrary.

17. Waiver and Consent.

(a) This Subordinated Note may be amended or waived pursuant to, and in accordance with, the provisions set forth herein and as set forth in Section 7.3 of the Purchase Agreement. Any such consent or waiver given by the Noteholder shall be conclusive and binding upon such Noteholder and upon all subsequent holders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note. No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Any insured depository institution that shall be a Noteholder or that otherwise shall have any beneficial ownership interest in this Subordinated Note shall, by its acceptance of such Subordinated Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.

(b) No waiver or amendment of any term, provision, condition, covenant or agreement in the Subordinated Notes shall be effective except with the consent of the Noteholders holding more than fifty percent (50%) in aggregate principal amount (excluding any Subordinated Notes held by the Company or any of its Affiliates) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each Noteholder of an affected Subordinated Note, no such amendment or waiver may: (i) reduce the principal amount of the Subordinated Note; (ii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iii) extend the maturity of any Subordinated Note; (iv) change the currency in which payment of the obligations of the Company under the Subordinated Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of the Subordinated Notes; (vi) make any changes to Section 4(c) (Partial Redemption), Section 5 (Events of Default; Acceleration), Section 6 (Failure to Make Payments), Section 15 (Priority), or Section 17 (Waiver and Consent) of the Subordinated Notes that adversely affects the rights of any Noteholder; or (vii) disproportionately and adversely affect the rights of any of the holders of the then outstanding Subordinated Notes. Notwithstanding the foregoing, the Company may amend or supplement the Subordinated Notes without the consent of the Noteholders to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any Noteholder of any of the Subordinated Notes. No failure to exercise or delay in exercising, by any Noteholder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Subordinated Note are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on the Company in any case shall, in itself, entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Noteholders to any other or further action in any circumstances without notice or demand. No consent or waiver, express or implied, by the Noteholders to or of any breach or default by the Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of the Company hereunder. Failure on the part of the Noteholders to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Noteholders of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by the Company.

18. Absolute and Unconditional Obligation of the Company. No provisions of this Subordinated Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on this Subordinated Note at the times, places and rate, and in the coin or currency, herein prescribed. No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

19. No Sinking Fund; Convertibility. This Subordinated Note is not entitled to the benefit of any sinking fund. This Subordinated Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any subsidiary of the Company.

20. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in this Subordinated Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Subordinated Note by the Noteholder and as part of the consideration for the issuance of this Subordinated Note.

21. Notices. All notices to the Company under this Subordinated Note shall be in writing and addressed to the Company at 205 South Main Street, Timberville, Virginia 22853, Attention: Mark C. Hanna, Chief Executive Officer, or to such other address as the Company may notify to the Noteholder (the “Payment Office”). All notices to the Noteholders shall be in writing and sent by first-class mail to each Noteholder at his or its address as set forth in the Security Register.

22. Further Issues. The Company may, without the consent of the Noteholders, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the Issue Date and issue price) so that such further notes shall be consolidated and form a single series with the Subordinated Notes.

23. Governing Law; Interpretation. THIS SUBORDINATED NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NORTH CAROLINA AND WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF. IT IS INTENDED THAT THIS SUBORDINATED NOTE SHALL MEET THE CRITERIA FOR QUALIFICATION OF THE OUTSTANDING PRINCIPAL AS TIER 2 CAPITAL UNDER THE REGULATORY GUIDELINES OF THE FEDERAL RESERVE, AND THE TERMS HEREOF SHALL BE INTERPRETED IN A MANNER TO SATISFY SUCH INTENT.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed and attested.

F & M BANK CORP.

By:	/s/ Mark C. Hanna
Name: Mark C. Hanna
Title: Chief Executive Officer

ATTEST:
__________________________________

Name: __________________________________

Title: __________________________________

[Signature Page to Subordinated Note]

ASSIGNMENT FORM
[Capitalized terms used herein but not defined have the meanings assigned in the Subordinated Note]

To assign this Subordinated Note of F & M Bank Corp., a Virginia corporation, fill in the form below: (I) or (we) assign and transfer this Subordinated Note to:

________________________________________________________________
(Print or type assignee’s name, address and zip code)

________________________________________________________________
(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint ______________ agent to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date:___________________________
Your signature:  ___________________________
(Sign exactly as your name appears on the face of this Subordinated Note)

FOR EXECUTION BY AN ENTITY:

Entity name:  ___________________________

By: ___________________________
Name: ___________________________
Title: ___________________________

Tax Identification No: ___________________________
Signature Guarantee: ________________________________________________________________
(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

The undersigned certifies that he/she/it [is / is not] (circle one) an Affiliate of the Company and that, to its knowledge, the proposed transferee [is / is not] (circle one) an Affiliate of the Company.

In connection with any transfer or exchange of this Subordinated Note occurring prior to the date that is one year after the later of the date of original issuance of this Subordinated Note and the last date, if any, on which this Subordinated Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Subordinated Note is being:

CHECK ONE BOX BELOW:
□	(1)	acquired for the undersigned’s own account, without transfer;
□	(2)	transferred to the Company;
□	(3)	transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);
□	(4)	transferred under an effective registration statement under the Securities Act;
□	(5)	transferred in accordance with and in compliance with Regulation S under the Securities Act;
□	(6)	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (5), or (7) under the Securities Act);
□	(7)
transferred to an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), not referred to in item (6) that has been provided with the information designated under Section 4(d) of the Securities Act; or

□	(8)	transferred in accordance with another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Company will refuse to register this Subordinated Note in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company may require, prior to registering any such transfer of this Subordinated Note, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature:________________________________________________________________
(Sign exactly as your name appears on the face of this Subordinated Note)

FOR EXECUTION BY AN ENTITY:

Entity name:  ___________________________

By: ___________________________
Name: ___________________________
Title:  ___________________________

Tax Identification No.:  ___________________________

Signature Guarantee: ________________________________________________________________
(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-l5).

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:___________________________
Signature: ___________________________

Print name: ___________________________

FOR EXECUTION BY AN ENTITY:

Entity name:  ___________________________

By:  ___________________________
Name:  ___________________________
Title:  ___________________________

Tax Identification No.:   ___________________________